UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2004

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 4.4
EXHIBIT 4.5
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2004, Avista Corporation (the “Company”) issued $172.6 million of non-transferable First Mortgage Bonds (the “Collateral Bonds”) under its Mortgage and Deed of Trust, dated as of June 1, 1939, as amended and supplemented (the “Mortgage”), in order to provide the benefit of the lien of the Mortgage to secure its obligations with respect to previously issued and outstanding unsecured debt securities, namely $88.9 million of its Medium Term Notes, Series C and the municipal bond insurance policies insuring $83.7 million of Pollution Control Revenue Bonds issued for the benefit of the Company by the City of Forsyth, Montana. The Collateral Bonds were issued in order to suspend certain negative covenants, which had limited the Company’s ability to issue additional secured debt.

On December 17, 2004, the Company entered into a five-year committed line of credit with various banks in the amount of $350.0 million with an expiration date of December 16, 2009. This committed line of credit replaced a $350.0 million committed line of credit with a 364-day term that had an expiration date of May 5, 2005. The Company can request the issuance of up to $150.0 million in letters of credit under the committed line of credit. The committed line of credit is secured by $350.0 million of non-transferable First Mortgage Bonds of the Company issued to the agent bank. Such First Mortgage Bonds would only become due and payable in the event, and then only to the extent, that the Company defaults on its obligations under the committed line of credit.

The committed line of credit agreement contains customary covenants and default provisions, including covenants not to permit the ratio of “consolidated total debt” to “consolidated total capitalization” of Avista Corporation to be greater than 70 percent at the end of any fiscal quarter. The committed line of credit also has a covenant requiring the ratio of “earnings before interest, taxes, depreciation and amortization” to “interest expense” of Avista Utilities for the twelve-month period ending each fiscal quarter to be greater than 1.6 to 1.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of the Company’s $350.0 million committed line of credit under Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

4.1	Thirty-Fourth Supplemental Indenture, dated as of November 1, 2004.

4.2	Thirty-Fifth Supplemental Indenture, dated as of December 1, 2004.

4.3	Thirty-Sixth Supplemental Indenture, dated as of December 1, 2004.

4.4	Thirty-Seventh Supplemental Indenture, dated as of December 1, 2004.

4.5	Supplemental Indenture No. 1, dated as of December 1, 2004, to the Indenture dated as of April 1, 1998 between Avista Corporation and JPMorgan Chase Bank, N.A.

10.1	Credit Agreement, dated as of December 17, 2004, among Avista Corporation, the Banks Party hereto, Bank of America, N.A., as Managing Agent, Keybank National Association and U.S. Bank, National Association, as Documentation Agents, Wells Fargo Bank, as Documentation Agent and an Issuing Bank, Union Bank of California, N.A., as Syndication Agent and an Issuing Bank, and The Bank of New York, as Administrative Agent and an Issuing Bank.

10.2	Bond Delivery Agreement, dated December 15, 2004, between Avista Corporation and AMBAC Assurance Corporation.

10.3	Bond Delivery Agreement, dated December 15, 2004, between Avista Corporation and AMBAC Assurance Corporation.

10.4	Bond Delivery Agreement, dated as of December 17, 2004, between Avista Corporation and The Bank of New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)

Date: December 20, 2004	/s/ Malyn K. Malquist

Malyn K. Malquist
Senior Vice President, Chief
Financial Officer and Treasurer